Contact:       Barbara B. Lucas
                                                Senior Vice President
                                                Public Affairs
                                                410-716-2980

                                                Mark M. Rothleitner
                                                Vice President
                                                Investor Relations and Treasurer
                                                410-716-3979

FOR IMMEDIATE RELEASE: Monday, October 4, 2004

Subject: Black & Decker Finalizes the Acquisition of Pentair's Tools Group

Towson, MD - The Black & Decker Corporation (NYSE: BDK) today announced that it has completed the purchase of the Tools Group from Pentair, Inc. (NYSE: PNR) for approximately $775 million in cash. The Tools Group, which includes the Porter-Cable, Delta, DeVilbiss Air Power, Oldham Saw, and FLEX businesses, had sales of $1.08 billion and operating profit of $82 million in 2003.

     In addition, the Corporation will discuss its third-quarter results and the outlook for the remainder of 2004 during a conference call on Wednesday, October 27, 2004, following the release of its third-quarter 2004 results. The call is scheduled to begin at 10:00 a.m., E.T., and will be webcast "live" over the Internet. Investors can listen to the call by visiting http://www.bdk.com and clicking on the icon labeled "Live Webcast." It is recommended that listeners log-in at least ten minutes prior to the beginning of the call to assure timely access. A webcast replay of the conference call will be available at http://www.bdk.com.

     Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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